UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

SECURE AUTOMATED FILING ENTERPRISES INC.

(Exact name of registrant as specified in charter)

Nevada	333-103781	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

347 Evergreen Way, Point Roberts, Washington	98281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 414-4144

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other

On February 23, 2005 the sole director of Secure Automated Filing Enterprises' approved an eight-for-one forward split of all outstanding shares of the company's common stock. The increase in shares outstanding is believed to give the Company greater flexibility as it considers alternative business opportunities. The stock split will be effected by way of a stock dividend to the Company's stockholders of record as of the close of business on March 7, 2005 (the "Record Date"). Each stockholder of record at the close of business on the Record Date will be issued seven additional shares of the Company's common stock for each one share held on the Record. The Company's common stock will trade on a post-split (ex-dividend) basis on March 15, 2005. After the stock split there will be an aggregate of 24,000,000 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Automated Filing Enterprises Inc.

Signatures	Title	Date

/s/Rory O'Byrne Rory O'Byrne	President, Principal Executive Officer, and member of board of Directors	February 23, 2005